EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of SM Energy Company for the year ended December 31, 2010.  We further consent to the incorporation by reference thereof into SM Energy Company’s Post-Effective Amendment No. 1 to Registration Statement Nos. 333-30055, 333-35352, 333-88780, and 333-106438 on Form S-8 and Registration Statement Nos. 333-58273, 333-134221, 333-151779, 333-165740, and 333-170351 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (SCOTT) REES III, P.E
C.H. (Scott) Rees III, P.E
Chairman and Chief Executive Officer
Dallas, Texas
February 25, 2011